                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             CALPROP CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              CALPROP CORPORATION
                            13160 MINDANAO WAY, #180
                        MARINA DEL REY, CALIFORNIA 90292

                           -----------------------

                NOTICE OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1999

                           -----------------------

To the Shareholders of
Calprop Corporation:

     The 1999 Annual Meeting of Shareholders of Calprop Corporation, a California corporation (the "Company"), will be held on May 20, 1999 at 2:00 p.m., local time, at the Courtyard Marriot, 13480 Maxella Avenue, Marina Del Rey, California, for the following purposes, all as more fully set forth in the accompanying Proxy Statement:

     1. To elect six directors of the Company to serve as such until the Next Annual Meeting of Shareholders and until their successors are elected and qualified; and

     2. To consider and act upon an amendment to the Company's 1993 Stock Option Plan ("the 1993 Plan") increasing the number of shares of the Company's Common Stock authorized under the Plan from 1,500,000 to 2,000,000 shares;

     3. To consider and act upon an amendment to the Company's Long Term Stock Incentive Plan ("the Incentive Plan") increasing the number of shares of the Company's Common Stock authorized under the Plan from 500,000 to 750,000 shares; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 2, 1999 as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Mark F. Spiro
                                          VICE PRESIDENT/SECRETARY/TREASURER

Dated: April 16, 1999

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                               CALPROP CORPORATION
                            13160 MINDANAO WAY, #180
                        MARINA DEL REY, CALIFORNIA 90292

                           -----------------------

                   PROXY STATEMENT FOR THE 1999 ANNUAL MEETING
                   OF SHAREHOLDERS TO BE HELD ON MAY 20, 1999

                           -----------------------

                               GENERAL INFORMATION

     This Proxy Statement is being mailed on or about April 16, 1999, to the shareholders of Calprop Corporation, a California corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors") to be used at the 1999 Annual Meeting of the Shareholders of the Company to be held on May 20, 1999 (the "Meeting") and any adjournment or adjournments thereof. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the shareholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the meeting and elects to vote in person. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e. shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Meeting and any adjournment or adjournments thereof.

     The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. In addition to the use of the mails, some of the Company's directors, officers and regular employees, without extra compensation, may solicit proxies by telegram, telephone and personal interview.

     The Annual Report of the Company for year ended December 31, 1998 is being mailed to shareholders concurrently with the mailing of this Notice of Annual Meeting and Proxy Statement.

                                  VOTING RIGHTS

     The close of business on April 2, 1999 (the "Record Date") has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. On the Record Date, there were outstanding 10,274,935 shares of the Company's Common Stock, no par value ("Common Stock"), all of one class and all of which are entitled to be voted at the Meeting. Holders of such issued and outstanding shares of Common Stock are entitled to vote their shares on a cumulative basis as described in "Election of Directors" below.

     A majority of the outstanding shares will constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulation of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     Victor Zaccaglin, Chairman of the Board and Chief Executive Officer of the Company, beneficially owns approximately 44.2% of the outstanding shares of the Company's Common Stock entitled to be voted at the Meeting and has advised the Company that he intends to vote such shares for the nominees for director listed below. Other officers, directors and affiliates of the Company beneficially own in the aggregate approximately 40.1% of the outstanding shares of the Company's Common Stock entitled to be voted at the Meeting, and it is anticipated that such persons will vote for the nominees for director set forth below. Accordingly, if all such shares are voted for the nominees for director set forth below, no additional affirmative vote of the outstanding shares of the Company's Common Stock will be required for the election of the nominees for director specified below.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 15, 1999 (unless otherwise indicated in the notes to the table), certain information concerning the beneficial ownership of the Company's equity securities of each person known by the Company to own beneficially five percent or more of the Company's Common Stock, the Company's only outstanding class of securities presently entitled to vote. A person is deemed to be the beneficial owner of securities, whether or not he has any economic interest therein, if he directly or indirectly has (or shares with others) voting or investment power with respect to the securities or has the rights to acquire such beneficial ownership within sixty days. The percentages set forth in the following table and in the table under the caption "Beneficial Ownership of Management" as to each person's ownership of the Company's Common Stock are based on the 10,274,935 shares of Common Stock outstanding on March 15, 1999, plus any shares which may be acquired upon exercise of stock options by such person which are exercisable on or within sixty days after such date. Accordingly, the percentages are based upon different denominators.

                                               NUMBER OF SHARES
                                               OF COMMON STOCK
            NAME AND ADDRESS OF                  BENEFICIALLY         PERCENT
             BENEFICIAL OWNER                      OWNED(1)           OF CLASS
            --------------------               -----------------      --------
Victor and Hannah Zaccaglin(2)                   4,645,347(3)           44.8%
13160 Mindanao Way, #180
Marina Del Rey, California 90292

John Curci(4)                                    2,045,944(5)           19.9%
717 Lido Park Drive
Newport Beach, California 92663

John L. Curci(6)                                 1,130,867(7)           11.0%
717 Lido Park Drive
Newport Beach, California 92663

---------------------
     (1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in the table or included in filings with the Securities and Exchange Commission. Except as indicated in the notes to the table, each shareholder included in the table has sole voting and dispositive power with respect to the shares shown to be beneficially owned by such shareholder. The table may not reflect limitations on voting power and investment power arising under community property and similar laws.

     (2) Various members of Victor and Hannah Zaccaglin's family own Common Stock of the Company. Although there is no agreement or understanding between such parties as to the holding or voting of their respective shares of Common Stock, it is anticipated that such persons (including John Curci and John L. Curci) will vote for the slate of Directors as listed below.

     (3) This amount also includes 73,368 shares (1.6%) held in trust by Victor and Hannah Zaccaglin for the benefit of their children and relatives. This amount also includes 100,000 shares acquirable under options which were exercisable by Mr. Zaccaglin on or within sixty (60) days after March 15, 1999.

     (4) John  Curci is  Victor  Zaccaglin's cousin.

     (5) This amount also includes 1,000,000 shares (48.9%) held in trust by John Curci for the benefit of his children.

     (6) John L. Curci is the son of John Curci, the cousin of Victor Zaccaglin.

     (7) This amount also includes 12,500 shares acquirable under options which were exercisable by Mr. John L. Curci on or within sixty (60) days after March 15, 1999.

BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 15, 1999, certain information concerning the beneficial ownership of the equity securities of the Company of
(i) each director and nominee for director of the Company, (ii) each executive officer of the Company covered by the Summary Compensation Table below and (iii) all directors and executive officers of the Company as a group.

                                                                        NUMBER OF SHARES OF
                                                                            COMMON STOCK
NAME OF  BENEFICIAL                                                      BENEFICIALLY OWNED   PERCENT
OWNER                                                                          (1)(2)         OF CLASS
-----------------------------------------------------                   --------------------  ---------
John L. Curci(3)                                                             1,130,867         11.0%
Ronald S. Petch(4)                                                             517,109          5.0%
George R. Bravante, Jr.                                                         15,000          0.1%
Victor Zaccaglin(5)                                                          4,645,347         44.8%
Mark F. Spiro                                                                  300,000          2.9%
Richard Greene                                                                 110,000          1.1%
E. James Murar                                                                   --              --
Mark T. Duvall                                                                   --              --
All Directors and Executive Officers as a group (9 persons)                  6,723,323         63.2%

     (1) See Note 1 to the preceding table.

     (2) Includes the following numbers of shares of Common Stock acquirable under options which were exercisable on or within sixty days after March 15, 1999: George R. Bravante, Jr., 15,000; Ronald S. Petch, 110,000; Mark F. Spiro, 60,000; Richard Greene, 72,000; all Directors and Executive Officers as a group, 369,500.

     (3) See Notes 6 and 7 to the preceding table.

     (4) Mr. Petch is Victor Zaccaglin's nephew.

     (5) See Notes 2 and 3 to the preceding table.

               PROPOSAL NO. 1

NOMINATION AND ELECTION OF DIRECTORS

     The Board of Directors is comprised of six directors each of whom is standing for election at the annual meeting. Each director elected at the Meeting will hold office for a term expiring at the 2000 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

     It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the four nominees named below. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee or nominees as may be selected by the Board of Directors. The candidates receiving a plurality of the votes of the shares present and entitled to vote at the Meeting in person or by proxy will be elected.

     Pursuant to California law, the election of directors is by cumulative voting. Each shareholder may cumulate such shareholder's votes and give one nominee a number of votes equal to the number of directors to be elected (5) multiplied by the number of shares held by the shareholder, or such shareholder can distribute his votes among all of the nominees as the shareholder sees fit. By giving your Proxy, you are authorizing the Proxyholders to vote your shares for the nominees as they determine is appropriate.

     Set forth below is certain information regarding the nominees for director of the Company. Messrs. Curci, Petch, Zaccaglin and Spiro are presently serving as directors of the Company for terms expiring at the Meeting.

NOMINEES FOR ELECTION AS DIRECTORS

                                                  PRINCIPAL OCCUPATION                 DIRECTOR
           NAME               AGE        AND OTHER POSITIONS WITH THE COMPANY            SINCE
           ----               ---        ------------------------------------          --------
John L. Curci                 62    Member, Lido Peninsula Company, LLC                  1986
                                    (1995-Present); Partner, Curci-Turner Company
                                    (1986 to Present); Owner and Officer of Val
                                    Vista Estates, Inc. (1976 to Present); Owner
                                    and President of Lido Management Co. (1964
                                    to Present); Managing Partner HCH
                                    Developments and Morro Shores.

Ronald S. Petch               54    President of the Company since November, 1993        1974
                                    and prior to that he served as Executive
                                    Vice President, Operations since February,
                                    1992.

Victor Zaccaglin              78    Chairman of the Board and Chief Execu-               1961
                                    tive Officer of the Company since 1961 and
                                    also President from 1961 to October, 1987
                                    and from March, 1992 to November, 1993.

Mark F. Spiro                 47    Chief Financial Officer of the Company since 1993      1998
                                    and formerly, Chief Financial Officer of Inco
                                    Homes from 1989 to 1993.

E. James Murar                58    Chairman and Chief Executive Officer of                 --
                                    RecreActions Group of Companies since 1971.

Mark T. Duvall                38    Portfolio Manager at Wells Fargo since 1994;            --
                                    Chief Financial Analyst at Strategic Wealth
                                    Management 1992 to 1994; and Financial
                                    Analyst at Simpson Investment Company 1987
                                    to 1992.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors held a total of four regular meetings during calendar year 1998. No director attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings of all committees of the Board on which he served.

     The Company has an Audit Committee, the function of which is to assist the Board of Directors in fulfilling its responsibilities with respect to corporate accounting, auditing, and reporting practices. In performing such function, the Audit Committee is responsible for selecting the firm of certified public accountants to be retained as the Company's auditors and maintains a direct line of communication with the Company's independent auditors. The Audit Committee held two meetings during calendar year 1998. Its current members are Messrs. Curci and Bravante (the Chairman of the Audit Committee).

     The Company also has a Stock Option/Compensation Committee which authorizes and reviews officers' compensation and the granting of stock options and stock to key employees and directors of the Company. This committee held two meetings during calendar year 1998. Its current members are Messrs. Curci and Bravante (the Chairman of the Stock Option/Compensation Committee).

     The Company has no Nominating Committee.

             COMPENSATION AND IDENTIFICATION OF EXECUTIVE OFFICERS;
                          TRANSACTIONS WITH MANAGEMENT

EXECUTIVE COMPENSATION

     The following table sets forth as to the Chief Executive Officer, the President, the Chief Financial Officer, and the Vice President of the Company, information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal year ended December 31, 1998, and the two preceding fiscal years. No other executive officer received more than $100,000 in annual salary and bonus during calendar year 1998.

SUMMARY COMPENSATION TABLE

                                                 ANNUAL                 LONG-TERM COMPENSATION
                                              COMPENSATION(1)          ---------------------------------------
                                                                       RESTRICTED  SECURITIES
NAME AND                                                               STOCK      UNDERLYING      ALL OTHER
POSITION                                        YEAR     SALARY        AWARD(S)(6) OPTION(S)   COMPENSATION(7)
---------------------------------------------   ----    --------       ----------- ---------   ---------------
Victor Zaccaglin(2)                            1998       $155,000         --          --                 $887
Chairman of the Board and                      1997        155,000        $20,625   100,000                887
Chief Executive Officer and Director           1996        185,000         --          --                   --

Ronald S. Petch(3)                             1998       $150,000        $48,750    80,000             $1,319
Director, Chief Operating                      1997        155,000         13,750    70,000              1,319
Officer and President                          1996        155,000         --          --                1,064

Mark F. Spiro(4)                               1998       $120,000        $48,750    80,000               $587
Director and Chief Financial Officer           1997        110,000          6,875    60,000                587
                                               1996        110,000         --          --                  422

Richard L. Greene(5)                           1998       $120,000        $24,375    40,000               $912
Vice President of Northern California          1997         98,088          3,438    30,000                912
division                                       1996         98,088         --          --                  666


----------------------
     (1) Does not include certain amounts paid by the Company which may have value to the recipient as personal benefits. Although such amounts cannot be precisely determined, the Company has concluded that the aggregate amount thereof does not exceed 10% of the cash compensation of Messrs. Zaccaglin, Petch, Spiro or Greene.

     (2) Mr. Zaccaglin, age 78, has been Chairman of the Board and Chief Executive Officer of the Company since 1961. He was President from March, 1992 to November, 1993 and prior to that from 1961 to October, 1987.

     (3) Mr. Petch, age 54, has been President since November, 1993 and prior to that was Vice President, Operations of the Company since February 1992. Since 1974, he has been a director of the Company, and from March 1981 until February 1992, he was engaged in real estate investments, development and marketing.

     (4) Mark F. Spiro, age 47, has been employed by the Company since November 1993 as its Vice President of Finance, Secretary and Treasurer. From July 1989 until September 1993 he was employed as chief financial officer at Inco Homes, a residential builder in Southern California.

     (5) Richard L. Greene, age 51, is a Vice President of the Northern California Division of the Company. He has been employed by the Company since July 1985, and prior to September 1991, was a Senior Project Manager for the Company.

     (6) Based upon the closing market price of shares of the Company's Common Stock on the date of the restricted stock award multiplied by the number of shares awarded. Mr. Zaccaglin received the following awards of restricted stock:
20,000 shares on October 31, 1991, valued at $25,000, 30,000 shares on October 6, 1993, valued at $22,500, 30,000 shares on October 4, 1995, valued at $31,875 and 30,000 shares on October 8, 1997, valued at $20,625. Mr. Petch has received 10,000 shares on February 2, 1992, valued at $30,000, 20,000 shares on October 6, 1993, valued at $15,000, 20,000 shares on October 4, 1994, valued at $15,000,
20,000 shares on October 4, 1995, valued at $21,250, 20,000 shares on October 8, 1997, valued at $13,750 and 30,000 shares on October 5, 1998, valued at $48,750. Mr. Spiro has received 10,000 shares on November 1, 1993, valued at $8,125, 10,000 shares on October 4, 1994, valued at $7,500, 10,000 shares on October 4, 1995, valued at $10,625, 10,000 shares on October 8, 1997, valued at $6,875 and 30,000 shares on October 5, 1998, valued at 48,750. Mr. Greene has received 3,000 shares on October 31, 1991, valued at $7,500, 5,000 shares on October 6, 1993, valued at $3,750, 5,000 shares on October 4, 1994, valued at $7,500, 5,000 shares on October 4, 1995, valued at $5,312.50, 5,000 shares on October 8, 1997, valued at $3,437.50 and 15,000 shares on October 5, 1998, valued at $24,375. The number of restricted shares held by Messrs. Zaccaglin, Petch, Spiro, and Greene as of December 31, 1998 is 110,000, 120,000, 70,000, and 38,000, respectively.
The value of such restricted shares as of December 31, 1998 is $165,000, $180,000, $105,000, and $57,000, respectively. Twenty percent of each award vests on the anniversary date of each grant, resulting in Messrs. Zaccaglin, Petch, Spiro and Greene holding a total of 74,000, 62,000, 26,000, and 16,000 vested shares, respectively, as of December 31, 1998.

     (7) Such other compensation represents the amount of insurance premiums paid by the Company with respect to term life insurance for the benefit of Messrs. Zaccaglin, Petch, Spiro and Greene.

     In addition to Messrs. Zaccaglin, Petch, Spiro and Greene, the Company currently has one other executive officer: Christopher Hoopes, age 47, has served as President of Colorado Pacific Homes, Inc., a Colorado corporation since April 1998. He was employed by Watt Industries as President of the Colorado division from July 1993 to June 1996 and from June 1996 to March 1998 he was manager of Christopher Homes, LLC. All of the Company's executive officers serve at the pleasure of the Board of Directors.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information on grants of stock options pursuant to the 1993 Stock Option Plan during the fiscal year ended December 31, 1998 to Messrs. Zaccaglin, Petch, Spiro and Greene, the executive officers of the Company named in the foregoing Summary Compensation Table.

                                         PERCENTAGE
                                             OF
                           NUMBER OF        TOTAL
                            SHARES         OPTIONS
                        OF COMMON STOCK  GRANTED TO
                          UNDERLYING      EMPLOYEES   EXERCISE
                            OPTIONS          IN        PRICE    EXPIRATION
NAME                      GRANTED(1)        1998     (PER SHARE)   DATE
----                    ---------------  ----------  ---------- ----------
Victor Zaccaglin              --            0.0%         --         --
Ronald S. Petch             80,000         30.20%     $1.6250    10-05-08
Mark F. Spiro               80,000         30.20%      1.6250    10-05-08
Richard L. Greene           40,000         15.10%      1.6250    10-05-08

------------------------
     (1) Such options were all granted under the Company's 1993 Stock Option Plan. The purchase price of shares covered by such stock options may not be less than the fair market value of the Company's Common Stock at the date of grant. The term of each such option and the increments in which it is exercisable are determined by the committee which administers the 1983 and 1993 Plans, provided that no option may have a term of more than 10 years from the date of grant and no option may be exercised by a holder prior to one year of continued employment with, or service as a director for, the Company.

FISCAL YEAR END OPTION VALUES

     Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted under the 1993 Stock Option Plan and in prior years under the 1983 Stock Option Plans to Messrs. Zaccaglin, Petch, Spiro and Greene.

                                                    NUMBER OF SHARES OF
                                                  COMMON STOCK UNDERLYING
                                                        UNEXERCISED                VALUE OF UNEXERCISED
                            SHARES ACQUIRED           OPTIONS HELD AT              IN-THE-MONEY OPTIONS AT
                             UPON EXERCISE           DECEMBER 31, 1998               DECEMBER 31, 1998 (1)
                             -------------           ------------------             ---------------------
NAME                       NUMBER    VALUE RECEIVED EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                       ------    -------------- -----------   -------------  -----------  -------------
Victor Zaccaglin           330,000          --        100,000         --            $74,375       --
Ronald S. Petch            325,000          --        110,000       95,000           56,875       --
Mark F. Spiro              170,000          --         60,000       80,000           48,750       --
Richard L. Greene           10,000        $8,125       72,000       40,000           40,000       --


------------------------
     (1) Options are "In-the-Money" if the fair market value of the underlying Common Stock at year-end exceeds the exercise price of the option.

COMPENSATION OF DIRECTORS

     No director of the Company (including Messrs. Zaccaglin, Petch and Spiro) receives compensation for serving as a director and no additional fees for serving as a member of any committee of the Board of Directors. All directors of the Company (except directors serving on the Stock Option Committee) are eligible to receive stock options under the Company's 1983 Stock Option Plan and under the 1993 Stock Option Plan. All non-employee directors then serving on the Stock Option/Compensation Committee are eligible to receive stock options under the Company's Director Stock Option Plan, described below.

DIRECTOR STOCK OPTION PLAN

     The Company maintains the Calprop Corporation Director Stock Option Plan (the "Director Plan") which authorizes the granting of options to purchase a maximum of 100,000 shares of the Company's Common Stock to non-employee directors of the Company who are serving on the Company's Stock Option/Compensation Committee. The Director Plan was adopted in order to permit non-employee directors of the Company who serve on the Stock Option/Compensation Committee administering the Company's employee stock option plans to continue to be eligible to receive stock options without adversely affecting the qualification of the employee plans under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     The Director Plan provides for annual grants of options to purchase 7,500 shares of the Company's Common Stock on the date of the organizational meeting of the Board of Directors of the Company (which is the first meeting of the Board of Directors following the Company's Annual Meeting of Shareholders). The purchase price of shares covered by an option granted under the Director Plan shall be the fair market value (as defined in the Director Plan) of the Company's Common Stock on the date of grant of the option. Generally, fair market value is defined as the closing price for such stock on the OTC Bulletin Board on the date of grant. Each option granted under the Director Plan becomes exercisable in full on the first anniversary of the date on which it was granted, provided that no such option may be exercised after the expiration of ten years from the date of grant.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 1995, the Company obtained a loan in the amount of $4,000,000 from the Curci-Turner Company for the acquisition and development of the Summertree Park project. In addition to interest, this loan contains a profit sharing provision which provides that Curci-Turner Company receive 40% of "Net Proceeds" as defined in the agreement, which is comparable to gross profit. As of December 31, 1998, the outstanding principal balance on this note was $1,701,894.

     During 1996, the Curci-Turner Company made a loan of $3,700,000 to the Company secured by 41 lots in the Cierra Del Lago project in Rancho Santa Marguerita and 100 lots in the Antares project in Del Mar Heights. In addition to interest, this loan contains a profit sharing provision which provides that Curci-Turner Company receive 33% of "Net Proceeds" as defined in the agreement. As of December 31, 1998, the outstanding principal balance on this note was $2,816,600.

     During 1996, the Curci-Turner Company made loans of $1,487,500 to the Company secured by 21 lots and a four unit model complex in the Montserrat project in Murrieta, California. In addition to interest, each loan contains a profit sharing provision which provides that the Curci-Turner Company receive 50% of "Net Proceeds" as defined in the agreement, which is comparable to gross profit. As of December 31, 1998, the outstanding principal balance on these notes totaled $104,250.

     During 1997, the Company obtained a loan in the amount of $2,677,000 from the Curci-Turner Company for the acquisition and development of the Parkland Farms project in Healdsburg, Sonoma County, Calfornia. In addition to interest, this loan contains a profit sharing provision which provides that the Curci-Turner Company receive 50% of "Net Proceeds" as defined in the agreement, which is comparable to gross profit. As of December 31, 1998, the outstanding principal balance on this note was $2,383,306.

     During 1997, the Company obtained a loan in the amount of $2,000,000 from Mission Gorge, LLC, a related party, for working capital purposes. The loan provides for interest at 12%. As of December 31, 1998, the outstanding principal on this note was $2,000,000.

     During 1998, the Company obtained a loan in the amount of $2,131,201 from the Curci-Turner Company for the acquisition and development of the Parkland Farms project in Healdsburg, Sonoma Country, California. In addition to interest, this loan contains a profit sharing provision which provides that the Curci-Turner Company receive 50% of "Net Proceeds" as defined in the agreement, which is comparable to gross profit. As of December 31, 1998, the outstanding principal balance on this note was $1,149,433.

     During 1998, the Company obtained a loan in the amount of $2,500,000 from the Curci-Turner Company for the acquisition and development of the High Ridge Court project in Thornton, Colorado. In addition to interest, this loan contains a profit sharing provision which provides that the Curci-Turner Company receive 50% of "Net Proceeds" as defined in the agreement, which is comparable to gross profit. As of December 31, 1998, the outstanding principal balance on this loan totaled $2,291,297.

     During 1998, the Company obtained a loan in the amount of $2,350,000 from the Curci-Turner Company for the acquisition and development of the Saddlerock project in Aurora, Colorado. In addition to interest, this loan contains a profit sharing provision which provides that the Curci-Turner Company receive 50% of "Net Proceeds" as defined in the agreement, which is comparable to gross profit and is due on demand. As of December 31, 1998, the outstanding principal balance on this loan totaled $2,350,000.

     During 1998, the Company obtained a loan in the amount of $3,500,000 from the Curci-Turner Company for the acquisition and development of the Mockingbird Canyon project in Riverside County, California. In addition to interest, this loan contains a profit sharing provision which provides that the Curci-Turner Company receive 50% of "Net Proceeds" as defined in the agreement, which is comparable to gross profit. As of December 31, 1998, the outstanding principal balance on this loan totaled $2,513,808.

     During 1998, the Curci-Turner Company made unsecured loans of $1,400,000 to the Company. As of December 31, 1998, the outstanding principal balance on these notes totaled in the aggregate $1,400,000.

     During 1998, the Company borrowed an additional $440,000 from and repaid $199,389 to an officer of the Company. As of December 31, 1998, the Company had outstanding principal on notes to an officer of $930,611 which accrues interest at 12%.

     During 1996, the Company converted its Preferred Stock to Common Stock. Accrued Preferred Stock dividend due an officer of the Company and a related party of $581,541 and $472,545, respectively, was exchanged for notes with interest payable at 10%. As of December 31, 1998, the outstanding principal due an officer of the Company and a related party on these notes was $581,541 and $472,545, respectively.

     As of December 31, 1998, the Company had loans, which provide for interest at 10% and are due on demand, from certain employees and related parties. As of December 31, 1998, these loans totaled in the aggregate $175,000.

                                 PROPOSAL NO. 2

                PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                             1993 STOCK OPTION PLAN

         The Board of Directors has adopted and the shareholders have previously approved the Calprop Corporation 1993 Stock Option Plan (the "1993 Plan") which currently authorizes the granting of options to purchase a maximum of 1,500,000 shares of the Company's Common Stock to key employees of the Company and its subsidiaries, including officers and directors who are also employees and non-employee directors who are not members of the Stock Option/Compensation Committee. The Board of Directors believes that the Company's ability to grant stock options to key employees assists the Company in attracting and retaining key employees by affording them an opportunity to acquire a proprietary interest in the Company. As of the date hereof, only 99,000 shares remain available for grants of options under the 1993 Plan. Accordingly, on March 31, 1999, the Board of Directors adopted an amendment to the 1993 Plan, subject to shareholder approval, authorizing an additional 500,000 shares of the Company's Common Stock for stock option grants under 1993 Plan increasing the 1993 Plan to 2,000,000 shares.

TERMS AND CONDITIONS OF THE 1993 PLAN

     The 1993 Plan authorizes the granting during the period ending in March, 2003 of stock options to purchase in the aggregate 1,500,000 shares of the Company's Common Stock (2,000,000 shares if the amendment is approved by shareholders). The 1993 Plan provides the flexibility for the grant of options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not so qualify, "non-qualified stock options".

     The 1993 Plan is administered by the Stock Option/Compensation Committee appointed by the Board of Directors and consisting of non-employee directors (the "Committee"). Subject to the provisions of the 1993 Plan, the Committee has the authority to determine the employees to whom and the times at which options are granted, the price and terms of and the number of shares covered by each option and whether an option is intended to be granted as an incentive stock option or a non-qualified stock option. As of March 15, 1999, thirty-four persons were eligible for option grants under the 1993 Plan.

     The purchase price of shares with respect to which an option is granted under the 1993 Plan and the terms covering payment of such purchase price are determined by the Committee in its sole discretion, but such price may not be less than 100% of the fair market value of the shares on the date the option is granted, as such fair market value is determined in good faith in accordance with the terms of the 1993 Plan. Generally, fair market value is defined as the closing price for such stock on the OTC Bulletin Board on the date of grant. In the event, however, that an incentive stock option is granted to an employee who, at the time the option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the purchase price of shares with respect to which such option is granted must be at least 110% of the fair market value of the shares on the date of grant. The closing price of the Company's Common Stock on March 15, 1999 was $1.50 per share.

         Options granted under the 1993 Plan will be exercisable in such increments and at such times as the Committee shall specify, provided that no option may be exercised within one year after the date of grant and no option may be exercised after the expiration of ten years from the date of grant (or more than five years from the date of grant in the case of an incentive stock option granted to an employee who, at the time the option is granted, owns stock representing more than ten percent of the total combined voting power of all classes stock of the Company or any subsidiary). Shares covered by the unexercised portion of any terminated or expired option may again be the subject of further options under the 1993 Plan.

         Upon any exercise of an option granted under the 1993 Plan, the purchase price of the shares purchased upon such exercise shall be paid in full
(i) in cash, (ii) by delivery to the Company of shares of its Common Stock having a fair market value equal to the purchase price or (iii) by a combination of cash and stock. The fair market value of shares of the Company's Common Stock delivered in full or partial payment of the exercise price of an option will be determined by the Committee as of the date of exercise in the same manner by which the fair market value of shares of the Company's Common Stock is determined on the date of grant of an option.

         The Company will receive no consideration upon the grant of any option under the 1993 Plan. Cash proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the 1993 Plan will constitute general funds of the Company which may be used for general corporate purposes.

         Under the 1993 Plan, if an optionee's employment with the Company is terminated for any reason, the number of shares purchasable under any option granted to the optionee is limited to the number of shares which are purchasable by the optionee at the date of such termination. If termination of employment occurs for any reason other than such optionee's death, the option will expire unless exercised by him within ninety days after the date of such termination. If termination of employment occurs by reason of death, the option will expire unless exercised by the optionee's successor within one year after the date of death.

     Options granted under the 1993 Plan are exercisable only by the optionee during his lifetime and are not transferable except by will or the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. No federal income tax consequences result from the grant of an incentive stock option, and generally the exercise of an incentive stock option will not result in the recognition of income by an optionee. If an optionee satisfies certain holding period requirements for shares acquired upon the exercise of an incentive stock option, the full amount of his gain upon the sale of such shares (measured by the difference between the amount of his proceeds of sale less the exercise price) will normally be treated a long-term capital gain. The Company will not be entitled to any deduction under such circumstances.

     NON-QUALIFIED OPTIONS. No federal income tax consequences result from the grant of a non-qualified stock option. Generally, an optionee will recognize ordinary income upon exercise of a non-qualified stock option in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired upon exercise of the option and the aggregate exercise price for such shares. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by an optionee as a result of the exercise of a non-qualified stock option.

     The preceding discussion under the heading "Federal Income Tax Consequences" is based on federal tax laws and regulations as in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the 1993 Plan.

APPROVAL AND RECOMMENDATION OF BOARD OF DIRECTORS

     Approval of the amendment to the 1993 Stock Option by the shareholders of the Company will require the affirmative vote of a majority of the shares of Common Stock present and represented at the Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE AMENDMENT TO THE 1993 STOCK OPTION PLAN UNLESS A VOTE AGAINST THE AMENDMENT OR ABSTENTION IS SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 3

                PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                         LONG TERM STOCK INCENTIVE PLAN

         The Board of Directors has adopted and the shareholders have previously approved the Calprop Corporation Long Term Stock Incentive Plan (the "Incentive Plan") which currently authorizes the granting of 500,000 shares of the Company's Common Stock to key employees of the Company and its subsidiaries. The Board of Directors believes that the Company's ability to grant stock to key employees assists the Company in attracting and retaining key employees by affording them an opportunity to acquire a proprietary interest in the Company. As of the date hereof, only 74,520 shares remain available for grants of Stock under the Incentive Plan. Accordingly, on March 31, 1999, the Board of Directors adopted an amendment to the Incentive Plan, subject to shareholder approval, authorizing an additional 250,000 shares of the Company's Common Stock for stock grants under the Incentive Plan, increasing the Incentive Plan to 750,000 shares.

TERMS AND CONDITIONS OF THE INCENTIVE PLAN

     The Incentive Plan permits the Company, subject to the terms of such Incentive Plan, to award ("Restricted Stock Awards") a maximum of 500,000 shares (750,000 shares if the amendment is approved by the shareholders) of the Company's Common Stock to eligible participants in consideration of services actually rendered to the Company or for its benefit having a fair value of not less than $1.00 multiplied by the number of shares awarded to the particular key employee. The shares of stock covered by Restricted Stock Awards are subject to potential forfeiture to the Company under certain circumstances when a participant terminates employment with the Company, as described in more detail below. As of March 15, 1999, there were thirty-four persons eligible for Restricted Stock Awards under the Incentive Plan.

     Until the restrictions imposed on shares of stock granted to a participant pursuant to a Restricted Stock Award lapse, if the participant voluntarily terminates his or her employment with the Company, or is terminated by the Company for cause, all shares of stock covered by Restricted Stock Awards made to such participant which remain subject to restrictions as of the date of termination of employment (i.e., shares of stock as to which the restrictions have not lapsed) are forfeited and must be returned to the Company at no cost to the Company. For such purposes, an employee will not be deemed to have voluntarily terminated his or her employment with the Company in the event of his or her retirement at or after age 65, disability or death.

     If employment of a participant is terminated for any reason other than the voluntary termination of the participant or his or her termination for cause by the Company, then the restrictions imposed on any Restricted Stock Award granted to the participant will lapse on the date of such termination as to 20% of the shares of stock covered by the Restricted Stock Award if the termination of employment occurs subsequent to the first anniversary of the date of grant of Restricted Stock Award and before the second anniversary thereof, and as to 40% of the shares if the termination occurs subsequent to the second anniversary of the date of grant and before the third anniversary thereof, and as to 60% of the shares if the termination occurs subsequent to the third anniversary of the date of grant and before the fourth anniversary thereof, and as to 80% of the shares if the termination occurs subsequent to the fourth anniversary date. In the event of such termination of employment, any shares of stock as to which the restrictions have not lapsed will be forfeited and must be returned to the Company immediately at no cost to the Company. The restrictions imposed on shares of stock covered by any Restricted Stock Award that have not been forfeited will lapse in their entirety on the fifth anniversary of the date of grant of the Restricted Stock Award.

     Unless a participant's shares of stock covered by a Restricted Stock Award shall have been forfeited to the Company by virtue of termination of employment, the participant has absolute ownership of such shares including the right to vote and to receive dividends or other distributions thereon, subject to the terms, conditions and restrictions described in the Incentive Plan and any instrument evidencing the grant of the Restricted Stock Award.

APPROVAL AND RECOMMENDATION OF BOARD OF DIRECTORS

     Approval of the amendment to the Long Term Stock Incentive Plan by the shareholders of the Company will require the affirmative vote of a majority of the shares of Common Stock present and represented at the Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S LONG TERM STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE AMENDMENT TO THE LONG TERM STOCK INCENTIVE PLAN UNLESS A VOTE AGAINST THE AMENDMENT OR ABSTENTION IS SPECIFICALLY INDICATED.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP served as the Company's auditors in calendar year 1998. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent public accountants of the Company for calendar year 1999 and considers Deloitte & Touche LLP to be well qualified. If Deloitte & Touche LLP shall decline to act, or otherwise become incapable of acting, or if its engagement is otherwise terminated by the Board of Directors or the Audit Committee (none of which events are currently anticipated), in any such case, the Audit Committee will appoint other auditors for 1999. A representative of Deloitte & Touche LLP will be present at the Meeting where he or she will be given an opportunity to make a statement if he or she so desires and will be available to respond to questions raised during the Meeting.

     The Company's Audit Committee approves in advance all audit and non-audit services to be performed by the Company's independent public accountants and considers the possible effect on the independence of the accountants. No relationship exists between the Company and Deloitte & Touche LLP other than the usual relationship between independent public accountants and client.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the company believes that during the calendar year ended December 31, 1998, its directors, officers and 10% shareholders complied with all filing requirements under
Section 16(a) of the Exchange Act (the "Exchange Act").

SHAREHOLDER PROPOSALS

     A shareholder proposal intended to be presented at the Company's next annual shareholders meeting must be received by the Company at its principal executive offices on or before January 3, 2000, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any other business at the Meeting and knows of no other matters which will be presented at the Meeting.

                                            By order of the Board of Directors

                                            Mark F. Spiro
                                            VICE PRESIDENT/SECRETARY/TREASURER

Dated: April 16, 1999

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

PROXY                                                                  PROXY

                                CALPROP CORPORATION

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF THE 1999 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of Calprop Corporation hereby appoints Victor Zaccaglin and John L. Curci and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 1999 Annual Meeting of Shareholders of Calprop Corporation to be held on May 20, 1999 at the Courtyard Marriot, 13480 Maxella Avenue, Marina Del Rey, California, at 2:00 p.m., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PAGE.

                                                            Please mark    /X/
                                                            your votes as
                                                            indicated in
                                                            this example

The Board of Directors recommends a vote FOR Item 1, 2, and 3.

                                             WITHHELD
                                   FOR        FOR ALL
Item 1-ELECTION OF DIRECTORS
           Nominees:
             Victor Zaccaglin
             John L. Curci
             E. James Murar
             Ronald S. Petch
             Mark F. Spiro
             Mark T. Duvall


                                                  FOR    AGAINST  ABSTAIN
Item 2.  APPROVAL OF AN AMENDMENT TO THE
COMPANY'S 1993 STOCK OPTION PLAN INCREASING
THE NUMBER SHARES OF THE COMPANY'S COMMON STOCK
AUTHORIZED UNDER THE PLAN FROM 1,500,000
TO 2,000,000 SHARES.

Item 3.  APPROVAL OF AN  AMENDMENT TO THE
COMPANY'S LONG TERM STOCK INCENTIVE
PLAN INCREASING THE NUMBER SHARES
OF THE COMPANY'S COMMON STOCK AUTHORIZED
UNDER THE PLAN FROM 500,000 TO 750,000 SHARES.

Item 4-TO TRANSACT SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENT THEREOF.


WITHHELD FOR: (Write that nominee's name in the space provided below).


______________________________     The undersigned hereby revokes any prior
                                   proxy and ratifies and confirms all the
                                   proxies named on the reverse side of this page or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

                                   The undersigned hereby acknowledges receipt of the Notice of the 1999 Annual Meeting of Shareholders and accompanying Proxy Statement dated April 16, 1999.

                                   The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers, including the right to cumulate votes, hereby conferred on the reverse side of this page.

Signature(s)__________________________________________  Date ____________ , 1999

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------





                                CALPROP CORPORATION

                        1999 ANNUAL MEETING OF SHAREHOLDERS


                               DATE:     MAY 20, 1999

                         TIME:       2:00 P.M., LOCAL TIME

                           LOCATION:  COURTYARD MARRIOT
                                    13480 MAXELLA AVENUE
                                 MARINA DEL REY, CALIFORNIA

                             CONTACT:    MS DORI BARON

                            TELEPHONE:    (310) 306-4314